Exhibit 99.1
Cronos Group Reports 2025 First Quarter Results

Net revenue in Q1 2025 increased by 28% year-over-year, 33% year-over-year net revenue growth on a constant currency basis

PEACE NATURALS® retained its position as the number one cannabis brand in Israel1

Industry-leading balance sheet with $838 million in total cash and cash equivalents and short-term investments

TORONTO, May 8, 2025 - Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos” or the “Company”), today announced its 2025 first quarter business results.

"2025 is shaping up to be a transformative year for Cronos as we execute our strategic priorities to drive revenue growth, expand margins, and maintain disciplined cost management. While strong demand for our flower products has recently outpaced supply, we are confident that our Cronos GrowCo expansion, on track for completion in the second quarter with initial sales in the second half of the year, will unlock significant capacity to meet this demand and fuel our next phase of growth," said Mike Gorenstein, Chairman, President and CEO of Cronos.

"Our brands continue to lead in key categories, with Spinach® solidifying its position as a top performer in Canada—#1 in edibles, #3 in flower, #4 in vapes and top-ten in pre-rolls.2 Internationally, PEACE NATURALS® is setting records in Israel, posting record net revenue in the quarter and retaining its #1 market share.1 This achievement is a reflection of our long-term commitment to the market and the dedication of our team in Israel, as well as a validation of Cronos' approach to borderless products leveraging the Company's extensive investments in genetics, breeding, research and development, and product development. The PEACE NATURALS® brand continues to gain traction in Germany and the UK as well. With our unmatched balance sheet, relentless focus on innovation, and disciplined global expansion, Cronos is uniquely positioned to capitalize on growth opportunities in the global cannabis industry and to deliver sustained value for our shareholders."
1 Market share and ranking information from pharmacy data collected by Cronos - Q1 2025.
2 Market share and ranking information from Hifyre Retail Analytics - National Retail Dollar by Brand in Canada - Q1 2025.

Consolidated Financial Results
On June 20, 2024 the Company made an additional investment (the "Cronos GrowCo Transaction") in Cronos Growing Company Inc. ("Cronos GrowCo") to fund the expansion of cultivation operations. Cronos also obtained majority control of the board of directors of Cronos GrowCo and began consolidating Cronos GrowCo's results as of July 1, 2024. Prior to this date, the Company's investment in Cronos GrowCo consisted of an investment accounted for under the equity method and loans receivable from Cronos GrowCo.
The tables below set forth our condensed consolidated results of operations, expressed in thousands of U.S. dollars for the periods presented. Our condensed consolidated financial results for these periods are not necessarily indicative of the consolidated financial results that we will achieve in future periods.

(in thousands of USD)	Three months ended March 31,	Change
2025	2024	$	%
Cronos net revenue, excluding Cronos GrowCo net revenue(i)	$29,377	$25,288	$4,089	16%
Cronos GrowCo net revenue(ii)	2,885	—	2,885	N/A
Net revenue	$32,262	$25,288	$6,974	28%

Cost of sales	18,528	20,805	(2,277)	(11)%
Gross profit	$13,734	$4,483	$9,251	206%
Gross margin(iii)	43%	18%	N/A	25	pp

Inventory step-up recorded to cost of sales	517	—	517	N/A
Adjusted Gross Profit(iv)	$14,251	$4,483	$9,768	218%
Adjusted Gross Margin(v)	44%	18%	N/A	26	pp

Net income (loss)	$7,723	$(2,484)	$10,207	N/M

Adjusted EBITDA(iv)	$2,289	$(10,669)	$12,958	N/M

Other Data
Cash and cash equivalents(vi)	$797,819	$855,114	$(57,295)	(7)%
Short-term investments(vi)	40,000	—	40,000	N/A
Capital expenditures(vii)	15,356	1,994	13,362	670%
(i)Cronos net revenue, excluding Cronos GrowCo net revenue is Net revenue less Cronos GrowCo net revenue and is after intercompany eliminations.
(ii)Cronos GrowCo net revenue is Cronos GrowCo's net revenue after intercompany eliminations.
(iii)Gross margin is defined as gross profit divided by net revenue.
(iv)See "Non-GAAP Measures" for more information, including a reconciliation of adjusted earnings (loss) before interest, taxes, depreciation and amortization ("Adjusted EBITDA") to net income (loss) and a reconciliation of Adjusted Gross Profit to gross profit.
(v)Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
(vi)Dollar amounts are as of the last day of the period indicated.
(vii)Capital expenditures represent component information of investing activities and is defined as the sum of purchase of property, plant and equipment, and purchase of intangible assets.

First Quarter 2025
•Net revenue of $32.3 million in Q1 2025 increased by $7.0 million from Q1 2024. The increase was primarily due to higher cannabis flower sales in Israel and other countries, which carry no excise taxes, and higher cannabis extract sales in the Canadian market. Cronos GrowCo contributed $2.9 million of cannabis flower sales in Q1 2025. No such sales were recognized for Q1 2024.
•Gross profit of $13.7 million in Q1 2025 increased by $9.3 million from Q1 2024. The increase was primarily due to higher sales volumes and average sales prices, lower direct costs, and production efficiencies, partially offset by the impact on cost of sales from the inventory step-up from the Cronos GrowCo Transaction on July 1, 2024.
•Adjusted Gross Profit of $14.3 million in Q1 2025 increased by $9.8 million from Q1 2024. The increase in Adjusted Gross Profit was driven by higher sales volumes and average sales prices, lower direct costs, and production efficiencies.

•Net income of $7.7 million in Q1 2025 increased by $10.2 million from Q1 2024. The increase was primarily due to higher gross profit and lower operating expenses, partially offset by lower other income.
•Adjusted EBITDA of $2.3 million in Q1 2025 improved by $13.0 million from Q1 2024. The improvement year-over-year was primarily driven by higher Adjusted Gross Profit and lower operating expenses.

Business Updates

Share Repurchase Authorization

On May 7, 2025, the Board of Directors authorized a share repurchase program of up to $50 million. The share repurchase program is expected to commence on May 14, 2025 and terminate on May 13, 2026, unless earlier terminated. Repurchases under the program may be made from time to time, either through open market purchases at then-prevailing market prices through the facilities of the NASDAQ Global Market or other U.S. published markets, privately negotiated transactions or otherwise. Open market repurchases will not exceed 19,270,951 common shares, being 5% of the outstanding common shares as of the date of this press release. Cronos believes that the market price of its common shares may not, from time to time, fully reflect their value, and accordingly the purchase of the common shares would be in the best interest of the Company and an attractive and appropriate use of available funds. The timing and amount of repurchases are subject to market conditions, compliance with applicable laws and regulations and any other factors management of the Company may deem relevant. The program does not obligate Cronos to acquire any specific dollar amount or number of shares and may be modified, suspended, or discontinued at any time.

Brand and Product Portfolio

Spinach®3

The Spinach® brand ended Q1 2025 as the second most popular brand in Canada with 4.6% market share, and the third most popular flower brand in Canada, with 5.1% market share. Despite strong consumer demand for our flower products, we have been constrained by supply limitations that have restricted growth for the Spinach® brand, which we believe to be temporary. These shortages reflect the exceptional popularity of our flower offerings.

In Q1 2025, the SOURZ by Spinach® brand expanded its edible lineup with new launches. Our industry-leading SOURZ by Spinach® products are the best-selling gummies in Canada and have captured an impressive 20% market share in Q1 2025. A key addition to our gummy portfolio has been the 1-piece, 10mg THC Fully Blasted SOURZ by Spinach® gummies featuring rare cannabinoids, including Mango Lime with CBC, Peach Passionfruit with CBN and Strawberry Watermelon with CBG.

In Q1 2025, we introduced two new Spinach® 1-gram vapes, Cherry Crush and Cocoa Mintz, alongside new 1.2g cartridges, which extended our winning SOURZ by Spinach® flavor profiles into this category with Mango Kiwi Haze CBC, Peach Passionfruit Kush CBN and Strawberry Watermelon OG CBG. In Q1 2025, Spinach® held the fourth rank in the vape category with 5.7% market share.

Lord Jones®3

In Q1 2025, Lord Jones Chocolate Fusions™ had 9.6% market share and ended the quarter as the third best-selling chocolate cannabis edible brand in Canada. In January 2025, the brand launched a Lord Jones Chocolate Fusions™ fudge brownie bite, which features a 1:1:1 ratio of CBN, CBD and THC. Lord Jones Chocolate Fusions™ edibles highlight the brand’s commitment to innovation and craftsmanship, now offering four unique flavors: cookies and cream, dazzle-berry pop, salted caramel crunch and fudge brownie bite.

3 Hifyre Retail Analytics - National Retail Dollar by Brand in Canada - Q1 2025.

Lord Jones® HASH FUSIONS infused pre-rolls are currently the number-one best-selling hash-infused pre-roll in Canada, with 30% market share. These premium products feature hand-crafted ice water hash and high-quality flower, along with a branded ceramic tip.

PEACE NATURALS®4

In Israel, PEACE NATURALS® continues to be the top-performing brand with record revenue and record sales volume in Q1 2025, powered by Cronos' advanced genetic breeding program, high-quality cultivation capabilities, and industry-leading team in Israel. New launches in Q1 2025 included two new PEACE NATURALS® strain-specific cannabis oils, designed to deliver the full benefits and essence of our best-selling strains in the market, Wedding Cake and GMO Cookies.

In Germany and the United Kingdom ("UK"), we are experiencing strong traction with Cronos' proprietary genetics, such as GMO Cookies and Wedding Cake, under the PEACE NATURALS® brand. The expansion of Cronos GrowCo is intended to help enable Cronos to execute on growth opportunities in these markets and other international markets as they become available.

Cronos GrowCo Expansion

The construction of Cronos GrowCo's expanded cultivation facilities is on track for completion in Q2 2025, with first harvests and sales beginning in the second half of the year. The Company believes this additional supply will fuel growth internationally and within the domestic Canadian market.

Proposed Tariffs in Israel

Following an investigation into allegations of dumping of Canadian medical cannabis imports into Israel—which Cronos firmly disputes—on April 10, Israel’s Minister of Economy approved an anti-dumping duty of up to 165% on Canadian medical cannabis, which would include Cronos' imports. On April 25, Israel’s Minister of Finance vetoed the proposed duty. Despite the veto, on April 29, the Minister of Economy issued a memorandum stating that the Ministry of Economy and Industry intends to move forward with the duty process, including seeking final approval from the Knesset’s Finance Committee. Cronos agrees with the conclusions of Israel’s Ministry of Finance, Ministry of Health, and Competition Authority that the proposed duty is inappropriate and would adversely impact the Israeli medical cannabis market by significantly raising prices and reducing product choice for patients. The Company intends to continue to advocate for a fair and equitable medical cannabis market in Israel.

Appointments

In March 2025, Cronos appointed Anna Shlimak as Chief Financial Officer. Ms. Shlimak, who previously served as Cronos’ Chief Strategy Officer, has been a key member of the leadership team for seven years, driving strategic initiatives such as cost optimization, revenue growth, and corporate branding, all of which have positioned the Company for long-term success. Prior to joining Cronos, Anna was the Head of Investor Relations at Quest Partners LLC, a research-driven alternative investment firm. Anna was responsible for business development, investor reporting, marketing, and communication initiatives for the fund. Before that, Anna held a range of roles at the New York Stock Exchange in both the New York and London offices.

Conference Call
The Company will host a conference call and live audio webcast on Thursday, May 8, 2025, at 8:30 a.m. ET to discuss 2025 first quarter business results. An audio replay of the call will be archived on the Company’s website for replay. Instructions for the live audio webcast are provided on the Company's website at https://ir.thecronosgroup.com/events-presentations.
4 Market share and ranking information from pharmacy data collected by Cronos - 1Q 2025

About Cronos

Cronos is an innovative global cannabinoid company committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos is building an iconic brand portfolio. Cronos’ diverse international brand portfolio includes Spinach®, PEACE NATURALS® and Lord Jones®. For more information about Cronos and its brands, please visit: thecronosgroup.com.

Forward-Looking Statements

This press release contains information that may constitute forward-looking information and forward-looking statements within the meaning of applicable U.S. and Canadian securities laws and court decisions (collectively, “Forward-Looking Statements”), which are based upon our current internal expectations, estimates, projections, assumptions and beliefs. All information that is not clearly historical in nature may constitute Forward-Looking Statements. In some cases, Forward-Looking Statements can be identified by the use of forward-looking terminology, such as “expect”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate” and other similar words, expressions and phrases, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussion of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance or other statements that are not statements of historical fact.

Forward-Looking Statements include, but are not limited to, statements with respect to:
•the ongoing impact of the public investigation into Canadian licensed producers of alleged dumping of medical cannabis imports from Canada into Israel by the Trade Levies Commissioner of the Israel Ministry of Economy and Industry (the “Anti-Dumping Investigation”) and the proposed anti-dumping duty to which the Company’s imports would be subject;
•expectations related to the conflict involving Israel, Hamas, Hezbollah, Houthis, Iran, Iran’s proxies and other stakeholders in the region (the “Middle East Conflict”) and its impact on our operations in Israel, the supply of product in the market and the demand for product by medical patients in Israel, as well as any regional or global escalations and their impact to global commerce and stability;
•expectations related to the German, Australian and UK markets, including our strategic partnerships with Cansativa GmbH ("Cansativa"), Vitura Health Limited (“Vitura”), and other distributors, respectively, and our ability to successfully distribute the PEACE NATURALS® brand in Germany and the UK;
•expectations related to our announcement of cost-cutting measures, including our decision to wind down operations at our Winnipeg, Manitoba facility and list the facility for sale, the expected costs and benefits from the wind-down of production activities at the facility, challenges and effects related thereto as well as changes in strategy, metrics, investments, costs, operating expenses, employee turnover and other changes with respect thereto;
•expectations related to the impact of our decision to exit our U.S. hemp-derived cannabinoid product operations and any future plans to re-enter the U.S. market;
•the ongoing impact of our announced realignment (inclusive of any revisions thereto, the “Realignment”) and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, reporting structure, costs, operating expenses, employee turnover and other changes with respect thereto;
•our expectations as to the use and expansion of our facility in Stayner, Ontario (the “Peace Naturals Campus”);
•our ability to acquire raw materials from suppliers, including Cronos GrowCo, and the costs and timing associated therewith;
•expectations regarding the potential success of, and the costs and benefits associated with, our joint ventures, strategic alliances and equity investments;
•expectations related to the Cronos GrowCo Transaction, which qualified as a business combination under Accounting Standards Codification 805, and the expansion of Cronos GrowCo’s purpose-built cultivation and processing facilities;
•our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;

•expectations regarding revenues, expenses, gross margins and capital expenditures;
•expectations regarding our future production and manufacturing strategy and operations, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
•the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, including the U.S. and Germany, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
•the grant, renewal, withdrawal, suspension, delay and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•our ability to successfully create and launch brands and cannabis products;
•expectations related to the differentiation of our products, including through the utilization of rare cannabinoids;
•the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to cannabis and U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office and any state equivalent regulatory agencies over cannabis and U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products, including the possibility marijuana is moved from Schedule I to Schedule III under the U.S. Controlled Substances Act;
•the anticipated benefits and impact of Altria Group, Inc.’s investment in the Company (the “Altria Investment”), pursuant to a subscription agreement dated December 7, 2018;
•uncertainties as to our ability to exercise our option (the "PharmaCann Option") in PharmaCann Inc. ("PharmaCann"), in the near term or the future, in full or in part, including the uncertainties as to the status and future development of federal legalization of cannabis in the U.S. and our ability to realize the anticipated benefits of the transaction with PharmaCann;
•expectations regarding the implementation and effectiveness of key personnel changes;
•expectations regarding business combinations and dispositions and the anticipated benefits therefrom;
•expectations of the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•the impact of the ongoing military conflict between Russia and Ukraine (and resulting sanctions) on our business, financial condition and results of operations or cash flows;
•our compliance with the terms of the settlement (the “Settlement Order”) with the SEC and the settlement agreement with the Ontario Securities Commission (the “OSC”); and
•the impact of the loss of our ability to rely on private offering exemptions under Regulation D of the Securities Act of 1933, as amended, and the loss of our status as a well-known seasoned issuer, each as a result of the Settlement Order.

Certain of the Forward-Looking Statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The Forward-Looking Statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) our ability to effectively navigate developments related to the Anti-Dumping Investigation and the proposed anti-dumping duty to which the Company’s imports would be subject and its impact on our operations in Israel; (ii) our ability to effectively navigate developments related to the Middle

East Conflict and its impact on our employees and operations in Israel, the supply of product in the market and demand for product by medical patients in Israel; (iii) our ability to efficiently and effectively distribute our PEACE NATURALS® brand in Germany with our strategic partner Cansativa and in the UK and our ability to efficiently and effectively distribute products in Australia with our strategic partner Vitura; (iv) our ability to realize the expected cost-savings and other benefits related to the wind-down of our operations at our Winnipeg, Manitoba facility; (v) expectations related to the impact of our decision to exit our U.S. hemp-derived cannabinoid product operations; (vi) our ability to realize the expected cost-savings, efficiencies and other benefits of our Realignment and other announced cost-cutting measures and employee turnover related thereto; (vii) our ability to efficiently and effectively manage our operations at our Peace Naturals Campus; (viii) our ability to efficiently and effectively acquire raw materials on a timely and cost-effective basis from third parties or Cronos GrowCo; (ix) the timely completion of the expansion of Cronos GrowCo’s purpose-built cannabis facility and the ability of Cronos GrowCo to repay the credit facility provided by Cronos; (x) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our business combinations and strategic investments; (xi) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (xii) government regulation of our activities and products including, but not limited to, the areas of cannabis taxation and environmental protection; (xiii) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (xiv) consumer interest in our products; (xv) our ability to differentiate our products, including through the utilization of rare cannabinoids; (xvi) competition; (xvii) anticipated and unanticipated costs; (xviii) our ability to generate cash flow from operations; (xix) our ability to conduct operations in a safe, efficient and effective manner; (xx) our ability to hire and retain qualified staff and acquire equipment and services in a timely and cost-efficient manner; (xxi) our ability to exercise the PharmaCann Option and realize the anticipated benefits of the transaction with PharmaCann; (xxii) our ability to complete planned dispositions, and, if completed, obtain our anticipated sales price; (xxiii) general economic, financial market, regulatory and political conditions in which we operate; (xxiv) management’s perceptions of historical trends, current conditions and expected future developments; and (xxv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, Forward-Looking Statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct, and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the Forward-Looking Statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, negative impacts on our business and operations in Israel due to the Anti-Dumping Investigation, including that we may not be able to produce, import or sell our products in Israel as a result thereof; negative impacts on our employees, business and operations in Israel due to the Middle East Conflict, including that we may not be able to produce, import or sell our products or protect our people or facilities in Israel during the Middle East Conflict, the supply of product in the market and the demand for product by medical patients in Israel; that we may not be able to successfully continue to distribute our products in Germany, Australia and the UK or generate material revenue from sales in those markets; that we may not be able to achieve the anticipated benefits of the wind-down of our operations at our Winnipeg, Manitoba facility; that we may be unable to further streamline our operations and reduce expenses; that we may not be able to effectively and efficiently re-enter the U.S. market in the future; that we may not be able to access raw materials on a timely and cost-effective basis from third-parties or Cronos GrowCo; that Cronos GrowCo may not be able to complete the expansion of its purpose-built cannabis facility within a reasonable time or repay its borrowings under the credit facility provided by Cronos; the military conflict between Russia and Ukraine may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; the risk that cost savings and any other synergies from the Altria Investment may not be fully realized or may take longer to realize than expected; failure to execute key personnel changes; that our Realignment and our further leveraging of our strategic partnerships will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; that we may not be able to efficiently and effectively manage our operations, and any changes thereto, at our Peace Naturals Campus; lower levels of revenues; the lack of consumer demand for our products; our inability to manage disruptions in credit markets; unanticipated future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; failure to realize expected growth opportunities; the lack of cash flow necessary to execute our business plan (either within the expected timeframe or at all); difficulty raising capital; the potential adverse effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the unexpected effects of actions of third parties such as competitors, activist investors or federal (including U.S. federal), state, provincial, territorial or local regulatory authorities or self-regulatory organizations; adverse changes in regulatory requirements in relation to our business and products; legal or regulatory obstacles that could prevent us from being able to exercise the PharmaCann Option and thereby realize the anticipated benefits of the transaction with PharmaCann; dilution of our fully diluted ownership of PharmaCann and the loss of our rights as a result of that dilution; our failure to improve our internal control environment and our systems, processes and procedures; and the factors discussed under Part I, Item 1A “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2024 and under Part II, Item 1A “Risk Factors” in our Quarterly Reports. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on Forward-Looking Statements.

Forward-Looking Statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these Forward-Looking Statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While we believe that the assumptions and expectations reflected in the Forward-Looking Statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-Looking Statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such Forward-Looking Statements. The Forward-Looking Statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

As used in this press release, “CBD” means cannabidiol and “U.S. hemp” has the meaning given to the term “hemp” in the U.S. Agricultural Improvement Act of 2018, including hemp-derived CBD.

Cronos Group Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share amounts, unaudited)

	As of March 31, 2025	As of December 31, 2024
Assets
Current assets
Cash and cash equivalents	$797,819	$858,805
Short-term investments	40,000	—
Accounts receivable, net	18,714	15,462
Interest receivable	4,952	8,690
Other receivables	7,354	5,000
Current portion of loans receivable, net	737	618
Inventory, net	34,603	33,149
Prepaids and other current assets	6,313	6,277
Held-for-sale assets	8,089	8,112
Total current assets	918,581	936,113
Other investments	2,755	2,813
Non-current portion of loans receivable, net	15,587	15,526
Property, plant and equipment, net	139,185	133,189
Right-of-use assets	1,320	1,390
Goodwill	63,268	63,453
Intangible assets, net	10,625	11,257
Deferred tax assets	2,506	2,571
Total assets	$1,153,827	$1,166,312
Liabilities
Current liabilities
Accounts payable	$9,499	$16,973
Income taxes payable	12	9
Accrued liabilities	22,547	31,653
Current portion of lease obligation	977	1,025
Derivative liabilities	13	40
Total current liabilities	33,048	49,700
Non-current portion due to non-controlling interests	611	1,073
Non-current portion of lease obligation	840	993
Deferred tax liabilities	4,563	3,564
Total liabilities	39,062	55,330

Shareholders’ equity
Share capital and additional paid-in capital	669,036	669,879
Retained earnings	463,816	457,709
Accumulated other comprehensive loss	(66,449)	(63,525)
Total equity attributable to shareholders of Cronos Group	1,066,403	1,064,063
Non-controlling interests	48,362	46,919
Total shareholders’ equity	1,114,765	1,110,982
Total liabilities and shareholders’ equity	$1,153,827	$1,166,312

Cronos Group Inc.
Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)

	Three months ended March 31,
(In thousands of U.S. dollars, except share and per share amounts, unaudited)	2025	2024
Net revenue, before excise taxes	$41,898	$35,367
Excise taxes	(9,636)	(10,079)
Net revenue	32,262	25,288
Cost of sales	18,528	20,805
Gross profit	13,734	4,483
Operating expenses
Sales and marketing	4,565	5,332
Research and development	793	997
General and administrative	9,309	8,907
Restructuring costs	555	83
Share-based compensation	2,088	2,015
Depreciation and amortization	496	1,123
Impairment loss on long-lived assets	—	1,974
Total operating expenses	17,806	20,431
Operating loss	(4,072)	(15,948)
Other income
Interest income, net	9,665	14,245
Share of income from equity method investments	—	1,448
Gain (loss) on revaluation of financial instruments	49	(2,642)
Impairment loss on other investments	—	(12,734)
Foreign currency transaction gain	1,583	13,259
Other, net	43	(670)
Total other income	11,340	12,906
Income (loss) before income taxes	7,268	(3,042)
Income tax benefit	(455)	(558)
Net income (loss)	7,723	(2,484)
Net income (loss) attributable to non-controlling interest	1,601	(243)
Net income (loss) attributable to Cronos Group	$6,122	$(2,241)

Comprehensive income (loss)
Net income (loss)	$7,723	$(2,484)
Other comprehensive income (loss)
Foreign exchange loss on translation	(3,082)	(22,361)
Comprehensive income (loss)	4,641	(24,845)
Comprehensive income (loss) attributable to non-controlling interests	1,443	(133)
Comprehensive income (loss) attributable to Cronos Group	$3,198	$(24,712)
Net income (loss) per share
Basic net income (loss) per share attributable to Cronos Group	$0.02	$(0.01)
Diluted net income (loss) per share attributable to Cronos Group	$0.02	$(0.01)

Cronos Group Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands of U.S. dollars, except share amounts, unaudited)

	Three months ended March 31,
	2025	2024
Operating activities
Net income (loss)	$7,723	$(2,484)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Share-based compensation	2,088	2,015
Depreciation and amortization	2,840	1,731
Impairment loss on long-lived assets	—	1,974
Impairment loss on other investments	—	12,734
Loss from investments	68	894
Changes in expected credit losses on long-term financial assets	9	(191)
Inventory step-up recorded to cost of sales	517	—
Foreign currency transaction gain	(1,583)	(13,259)
Other non-cash operating activities, net	779	1,084
Changes in operating assets and liabilities:
Accounts receivable, net	(3,409)	(1,654)
Interest receivable	3,453	4,251
Other receivables	(2,379)	289
Prepaids and other current assets	(60)	(985)
Inventory, net	(1,631)	(777)
Accounts payable	(1,637)	(2,775)
Income taxes payable	4	11
Accrued liabilities	(8,878)	(5,062)
Net cash used in operating activities	(2,096)	(2,204)
Investing activities
Purchase of short-term investments	(40,000)	—
Proceeds from short-term investments	—	188,872
Proceeds from repayment on loans receivable	—	2,678
Purchase of property, plant and equipment, net of disposals	(15,258)	(1,724)
Purchase of intangible assets, net of disposals	(98)	(270)
Net cash provided by (used in) investing activities	(55,356)	189,556
Financing activities
Withholding taxes paid on share-based awards	(2,930)	(645)
Net cash used in financing activities	(2,930)	(645)
Effect of foreign currency translation on cash and cash equivalents	(604)	(884)
Net change in cash and cash equivalents	(60,986)	185,823
Cash and cash equivalents, beginning of period	858,805	669,291
Cash and cash equivalents, end of period	$797,819	$855,114
Supplemental cash flow information
Interest paid	$—	$—
Interest received	$13,052	$14,641
Income taxes paid	$50	$579

Non-GAAP Measures

Cronos Group reports its financial results in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). This press release refers to measures not recognized under U.S. GAAP (“non-GAAP measures”). These non-GAAP measures do not have a standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these non-GAAP measures are provided as a supplement to corresponding U.S. GAAP measures to provide additional information regarding the results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. All non-GAAP measures presented in this press release are reconciled to their closest reported U.S. GAAP measure. Reconciliations of historical adjusted financial measures to corresponding U.S. GAAP measures are provided below.

Adjusted EBITDA
Management reviews Adjusted EBITDA, a non-GAAP measure, which excludes non-cash items and items that do not reflect management’s assessment of ongoing business performance. Management defines Adjusted EBITDA as net income (loss) before interest, tax expense (benefit), depreciation and amortization adjusted for: share of (income) loss from equity method investments; impairment loss on goodwill and intangible assets; impairment loss on long-lived assets; (gain) loss on revaluation of derivative liabilities; (gain) loss on revaluation of financial instruments; gain on revaluation of loan receivable; gain on revaluation of equity method investment; transaction costs related to strategic projects; loss on held-for-sale assets; impairment loss on other investments; foreign currency transaction (gain) loss; other, net; loss from discontinued operations; restructuring costs; inventory write-downs resulting from restructuring actions; share-based compensation; costs related to the Israel Ministry of Economy and Industry dumping inquiry; purchase accounting adjustment-related inventory step-up adjustments recorded through cost of sales; and financial statement review costs and reserves related to the restatements of our 2019 and 2021 interim financial statements (the “Restatements”), including the costs related to the settlement of the SEC's and the OSC's investigations of the Restatements and legal costs of defending shareholder class action complaints brought against us as a result of the 2019 restatement (see Part II, Item 1 “Legal Proceedings” of our Quarterly Report on Form 10-Q for the period ended March 31, 2025 for a discussion of the shareholder class action complaints relating to the restatement of the 2019 interim financial statements and the settlement of the SEC's and the OSC's investigations of the Restatements). Results are reported as total consolidated results, reflecting our reporting structure of one reportable segment.
Management believes that Adjusted EBITDA provides the most useful insight into underlying business trends and results and provides a more meaningful comparison of period-over-period results. Management uses Adjusted EBITDA for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets.
The following tables set forth a reconciliation of Net income (loss) as determined in accordance with U.S. GAAP to Adjusted EBITDA for the periods indicated:

Three months ended March 31, 2025
Net income	$7,723
Interest income, net	(9,665)
Income tax benefit	(455)
Depreciation and amortization	2,840
EBITDA	443
Gain on revaluation of financial instruments(ii)	(49)
Foreign currency transaction gain	(1,583)
Transaction costs(iv)	40
Other, net(v)	(43)
Restructuring costs(vi)	555
Share-based compensation(vii)	2,088
Financial statement review costs(viii)	47
Inventory step-up recorded to cost of sales(ix)	517
Israel Ministry of Economy and Industry dumping inquiry expense(x)	274
Adjusted EBITDA	$2,289

Three months ended March 31, 2024
Net loss	$(2,484)
Interest income, net	(14,245)
Income tax benefit	(558)
Depreciation and amortization	1,731
EBITDA	(15,556)
Share of income from equity method investments	(1,448)
Impairment loss on long-lived assets(i)	1,974
Loss on revaluation of financial instruments(ii)	2,642
Impairment loss on other investments(iii)	12,734
Foreign currency transaction gain	(13,259)
Other, net(v)	670
Restructuring costs(vi)	83
Share-based compensation(vii)	2,015
Financial statement review costs(viii)	(524)
Adjusted EBITDA	$(10,669)
(i)For the three months ended March 31, 2024, impairment loss on long-lived assets was primarily the result of the cessation of operations at Cronos Fermentation during the quarter.
(ii)For the three months ended March 31, 2025 and 2024, the (gain) loss on revaluation of financial instruments related primarily to the Company’s equity securities in Vitura.
(iii)For the three months ended March 31, 2024, impairment loss on other investments represents the fair value change on the PharmaCann Option.
(iv)For the three months ended March 31, 2025, transaction costs represented legal, financial and other advisory fees and expenses incurred in connection with the Cronos GrowCo Transaction. These costs are included in general and administrative expenses on the condensed consolidated statement of net income (loss) and comprehensive income (loss).
(v)For the three months ended March 31, 2025 and 2024, other, net related to (gain) loss on disposal of assets and (gain) loss on revaluation of derivative liabilities.
(vi)For the three months ended March 31, 2025, restructuring costs related to employee-related severance costs and IT infrastructure and finance transformation costs associated with the Realignment. For the three months ended March 31, 2024, restructuring costs related to employee-related severance costs and other restructuring costs associated with the Realignment.
(vii)For the three months ended March 31, 2025 and 2024, share-based compensation related to the non-cash expenses of share-based compensation awarded to employees under the Company’s share-based award plans.
(viii)For the three months ended March 31, 2025 and 2024, financial statement review costs include costs and reserves taken related to the Restatements, costs related to the Company’s responses to requests for information from various regulatory authorities relating to the Restatements and legal costs incurred defending shareholder class action complaints brought against the Company as a result of the 2019 restatement.

(ix)For the three months ended March 31, 2025, inventory step-up recorded to cost of sales represents the portion of the inventory step-up from the Cronos GrowCo Transaction that was recorded through the condensed consolidated statements of income (loss) and comprehensive income (loss).
(x)For the three months ended March 31, 2025, Israel Ministry of Economy and Industry dumping inquiry expense included expenditures relating to the regulatory inquiry about alleged dumping of medical cannabis products in Israel and related litigation and external relations expenses.

Adjusted Gross Profit and Adjusted Gross Margin
To supplement the consolidated financial statements presented in accordance with U.S. GAAP, we have presented Adjusted Gross Profit and Adjusted Gross Margin, non-GAAP measures that exclude the impacts of inventory-related purchase accounting adjustments from the calculations of gross profit and gross margin, which resulted from the Cronos GrowCo transaction. Results are reported as total consolidated results, reflecting our reporting structure of one reportable segment.
Management believes that Adjusted Gross Profit and Adjusted Gross Margin provide useful insight into underlying business trends to facilitate comparisons of period-over-period results by removing the impacts of inventory-related purchase accounting adjustments resulting from the Cronos GrowCo transaction, which reflect a one-time event and do not reflect management’s assessment of ongoing business performance.

(in thousands of USD)	Three months ended March 31,		Change
	2025	2024	$	%
Net revenue	$32,262	$25,288	$6,974	28%

Gross profit	$13,734	$4,483	$9,251	206%
Inventory step-up recorded to cost of sales	517	—	517	N/M
Adjusted Gross Profit	$14,251	$4,483	$9,768	218%

Gross margin(i)	43%	18%	N/A	25	pp
Adjusted Gross Margin(ii)	44%	18%	N/A	26	pp
(i)Gross margin is defined as gross profit divided by net revenue.
(ii)Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.

Constant Currency
To supplement the consolidated financial statements presented in accordance with U.S. GAAP, we have presented constant currency adjusted financial measures for net revenue, gross profit, gross profit margin, operating expenses, net income (loss) and Adjusted EBITDA for the three months ended March 31, 2025, as well as cash and cash equivalents and short-term investment balances as of March 31, 2025 compared to December 31, 2024, which are considered non-GAAP financial measures. We present constant currency information to provide a framework for assessing how our underlying operations performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period income statement results in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the three month comparative period in 2024 rather than the actual average exchange rates in effect during the respective current period; constant currency current and prior comparative balance sheet information is translated at the prior year-end spot rate rather than the current period spot rate. All growth comparisons relate to the corresponding period in 2024. We have provided this non-GAAP financial information to aid investors in better understanding the performance of our operations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP.
The table below sets forth certain measures of consolidated results from continuing operations on a constant currency basis for the three months ended March 31, 2025 compared to the three months ended March 31, 2024 as well as cash and cash equivalents and short-term investments as of March 31, 2025 and December 31, 2024, both on an as-reported and constant currency basis (in thousands):

As Reported	As Adjusted for Constant Currency
Three months ended March 31,	As Reported Change	Three months ended March 31,	Constant Currency Change
2025	2024	$	%	2025	$	%
Net revenue	$32,262	$25,288	$6,974	28%	$33,622	$8,334	33%
Gross profit	13,734	4,483	9,251	206%	14,224	9,741	217%
Gross margin	43%	18%	N/A	25	pp	42%	N/A	24	pp

Operating expenses	17,806	20,431	(2,625)	(13)%	18,476	(1,955)	(10)%
Net income (loss)	7,723	(2,484)	10,207	N/M	7,321	9,805	N/M
Adjusted EBITDA	2,289	(10,669)	12,958	N/M	2,333	13,002	N/M

As of March 31,	As of December 31,	As Reported Change	As of March 31,	Constant Currency Change
2025	2024	$	%	2025	$	%
Cash and cash equivalents	$797,819	$858,805	$(60,986)	(7)%	$798,128	$(60,677)	(7)%
Short-term investments	40,000	—	40,000	N/A	40,000	40,000	N/A
Total cash and cash equivalents and short-term investments	$837,819	$858,805	$(20,986)	(2)%	$838,128	$(20,677)	(2)%

Net revenue

	As Reported				As Adjusted for Constant Currency
	Three months ended March 31,		As Reported Change		Three months ended March 31,	Constant Currency Change
	2025	2024	$	%	2025	$	%
Cannabis flower	$23,344	$17,525	$5,819	33%	$24,165	$6,640	38%
Cannabis extracts	8,608	7,727	881	11%	9,151	1,424	18%
Other	310	36	274	761%	306	270	750%
Net revenue	$32,262	$25,288	$6,974	28%	$33,622	$8,334	33%

	As Reported				As Adjusted for Constant Currency
	Three months ended March 31,		As Reported Change		Three months ended March 31,	Constant Currency Change
	2025	2024	$	%	2025	$	%
Canada	$20,130	$18,871	$1,259	7%	$21,471	$2,600	14%
Israel	9,229	6,417	2,812	44%	9,093	2,676	42%
Other countries	2,903	—	2,903	N/A	3,058	3,058	N/A
Net revenue	$32,262	$25,288	$6,974	28%	$33,622	$8,334	33%
For the three months ended March 31, 2025, net revenue on a constant currency basis was $33.6 million, representing a 33% increase from the three months ended March 31, 2024. On a constant currency basis, net revenue increased for the three months ended March 31, 2025, primarily due to higher cannabis flower sales in Israel and other countries, which carry no excise taxes, and higher cannabis extract sales in the Canadian market. On a constant currency basis, the Cronos GrowCo Transaction contributed $3.1 million of cannabis flower sales in the three months ended March 31, 2025. No such sales were recognized for the three months ended March 31, 2024.
Gross profit
For the three months ended March 31, 2025, gross profit on a constant currency basis was $14.2 million, representing a 217% increase from the three months ended March 31, 2024. On a constant currency basis, gross profit increased for the three months ended March 31, 2025, primarily due to higher sales volumes and average sales prices, lower direct costs, and production efficiencies, partially offset by the impact on cost of sales from the inventory step-up from the Cronos GrowCo Transaction. On a constant currency basis, for the three months ended March 31, 2025, we recognized $0.6 million of inventory step-up from the Cronos GrowCo Transaction in cost of sales. No such costs were recognized for the three months ended March 31, 2024.
Operating expenses
For the three months ended March 31, 2025, operating expenses on a constant currency basis were $18.5 million, representing a 10% decrease from the three months ended March 31, 2024. On a constant currency basis, operating expenses decreased for the three months ended March 31, 2025, primarily due to lower impairment loss on long-lived assets, lower salaries and benefits, and lower amortization on intangible assets, partially offset by higher restructuring costs.
Net income (loss)
For the three months ended March 31, 2025, net income on a constant currency basis was $7.3 million, representing an improvement of $9.8 million from the three months ended March 31, 2024.
Adjusted EBITDA
For the three months ended March 31, 2025, Adjusted EBITDA on a constant currency basis was $2.3 million, representing a $13.0 million improvement from the three months ended March 31, 2024. The improvement in Adjusted EBITDA for the three months ended March 31, 2025 on a constant currency basis was driven by higher sales volumes and average sales prices, lower direct costs, production efficiencies, and lower operating expenses.
Cash and cash equivalents & short-term investments
Cash and cash equivalents and short-term investments on a constant currency basis decreased 2% to $838.1 million as of March 31, 2025, from $858.8 million as of December 31, 2024. The decrease in cash and cash equivalents and short-

term investments on a constant currency basis is primarily due to purchases of property, plant and equipment in the three months ended March 31, 2025.
Foreign currency exchange rates
All currency amounts in this press release are stated in U.S. dollars, which is our reporting currency, unless otherwise noted. All references to “dollars” or “$” are to U.S. dollars. The assets and liabilities of our foreign operations are translated into dollars at the exchange rate in effect as of March 31, 2025, March 31, 2024, and December 31, 2024. Transactions affecting the shareholders’ equity (deficit) are translated at historical foreign exchange rates. The condensed consolidated statements of net income (loss) and comprehensive income (loss) and condensed consolidated statements of cash flows of our foreign operations are translated into dollars by applying the average foreign exchange rate in effect for the reporting period as reported on Bloomberg. The exchange rates used to translate from USD to Canadian dollars (“C$”) and Israeli New Shekels ("ILS") are shown below:

(Exchange rates are shown as C$ per $)	As of
	March 31, 2025	March 31, 2024	December 31, 2024
Spot rate	1.4393	1.3532	1.4351
Average rate	1.4356	1.3479	N/A

(Exchange rates are shown as ILS per $)	As of
	March 31, 2025	March 31, 2024	December 31, 2023
Spot rate	3.7191	3.6887	3.6526
Average rate	3.6145	3.6617	N/A

For further information, please contact:
Harrison Aaron
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com